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                                                              EXHIBIT 99.906CERT

                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section
1350), the undersigned officers of First American Investment Funds, Inc. (the "Fund") do hereby certify, to the best of each such officer's knowledge, that:

1. The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Fund.

By:    /s/ Thomas S. Schreier, Jr.
       ----------------------------
       Thomas S. Schreier, Jr.
       President

Date: June 4, 2004

By:    /s/ Joseph M. Ulrey III
       ----------------------------
       Joseph M. Ulrey III
       Treasurer

Date: June 4, 2004